UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 29, 2019
MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston ,TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X] Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 7.01    Regulation FD Disclosure.
On October 29, 2019, Moleculin Biotech, Inc. (the “Company”) issued a press release announcing the presentation of a poster at the AACR-NCI-EORTC Molecular Targets and Cancer Therapeutics Conference today in Boston, MA. The poster, entitled "Dose and Schedule-Dependent Efficacy of Liposomal Annamycin in Pre-clinical Models of Acute Myeloid Leukemia," presents data documenting the high activity of Annamycin against AML, including in vitro studies in a panel of human AML cell lines, as well as in vivo studies in both human and murine AML models developed under the Company’s sponsored research agreement with MD Anderson Cancer Center.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for the purpose of the Securities Exchange Act of 1934, as amended ("Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.    Description

99.1        Press Release dated October 29, 2019

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOLECULIN BIOTECH, INC.
Date: October 29, 2019
By:    /s/ Jonathan P. Foster
Jonathan P. Foster
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.    Description

99.1        Press Release dated October 29, 2019

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